As filed with the Securities and Exchange Commission on August 4, 2011

                                                     Registration No. 333-174443
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           AMENDMENT NO. 2 TO FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            iSoft International Inc.
             (Exact name of registrant as specified in its charter)

           NEVADA                              7372
  (State or jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)      Classification Code Number)      Identification No.)

                          1 Ahmed Kamal St., Sidi Gaber
                             Alexandria 21311, Egypt
                              Ph: +20 (10) 920-4278
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                    State Agent and Transfer Syndicate, Inc.
                             112 North Curry Street
                            Carson City NV 89703-4934
                                Ph: 775-882-1013
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of Communications to:
                                 Thomas E. Puzzo
                      Law Offices of Thomas E. Puzzo, PLLC
                               4216 NE 70th Street
                            Seattle, Washington 98115
                               Fax: (206) 260-0111

Approximate date of commencement of proposed sale to the public - As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Large accelerated filer [ ]                        Accelerated filer [  ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
Title of Each Class                          Proposed Maximum       Proposed Maximum        Amount of
of Securities To          Amount To Be        Offering Price       Aggregate Offering     Registration
  Be Registered            Registered          Per Share                 Price (1)             Fee
------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.001            1,000,000            $0.05                   $50,000              $5.80
======================================================================================================

(1) There is no current market for the securities. The price at which the shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

This Registration Statement shall also cover any additional shares of our common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. THE REGISTRANT MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION DATED _________, 2011

                             PRELIMINARY PROSPECTUS

                            ISOFT INTERNATIONAL INC.
               1,000,000 SHARES OF COMMON STOCK AT $0.05 PER SHARE

This Prospectus relates to the offer and sale of a maximum of 1,000,000 shares (the "Maximum Offering") of common stock, $0.001 par value ("Common Shares") by iSoft International Inc., a Nevada company ("we", "us", "our", "iSoft", "Company" or similar terms). There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our board of directors, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period. We will pay all expenses incurred in this Offering.

The offering of the 1,000,000 shares is a "best efforts" offering, which means that our sole director and officer will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.05 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

This is a direct participation Offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.05 per share in relation to this Offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR ANY STATE SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is _________, 2011

                                TABLE OF CONTENTS

Prospectus Summary .........................................................   3

Risk Factors ...............................................................   4

Forward Looking Statements .................................................  11

Plan of Distribution .......................................................  12

Use of Proceeds ............................................................  13

Determination of Offering Price ............................................  14

Dilution ...................................................................  14

Capitalization .............................................................  15

Description of Securities to be Registered .................................  16

Interests of Named Experts and Counsel .....................................  18

Information With Respect to the Registrant .................................  18

Description of Property ....................................................  25

Legal Proceedings ..........................................................  26

Market for Common Equity and Related Stockholder Matters ...................  26

Where You Can Find More Information ........................................  28

Financial Statements .......................................................  28

Management's Discussion and Analysis of Financial Condition and Results
of Operations ..............................................................  28

Changes in Disagreements With Accountants On Accounting and
Financial Disclosures ......................................................  34

Directors, Executive Officers, Promoters and Control Persons ...............  34

Executive Compensation .....................................................  35

Security Ownership of Certain Beneficial Owners and Management .............  36

Certain Relationships and Related Transactions .............................  37

Indemnification ............................................................  37

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE
INFORMATION DISCUSSED UNDER "RISK FACTORS" AND "USE OF PROCEEDS" SECTIONS, COMMENCING ON PAGE 4 AND PAGE 13, RESPECTIVELY. AN INVESTMENT IN OUR SECURITIES PRESENTS SUBSTANTIAL RISKS, AND YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT.

CORPORATE BACKGROUND AND BUSINESS OVERVIEW

Our Company was incorporated in the State of Nevada on March 9, 2011 to engage in the development and operation of online games for social networking websites. Our principal executive offices are located at 1 Ahmed Kamal St., Sidi Gaber Alexandria 21311, Egypt. Our phone number is+20 (10) 920-4278. We are a development stage company, we only just completed our first fiscal year end on March 31 and we have no subsidiaries.

We are in the early stages of developing our first game that we have named "Curse of the Pharaohs". We currently have no revenues, operating history, and no players or revenues for our game. Our plan of operations over the 12 month period following successful completion of our offering is to gain support for our concept to then raise additional financing to commence with the development of our game (See "Business of the Company" and "Plan of Operations".) We anticipate that we will not have a commercial product available for at least 24-30 months from the date hereof, assuming successful completion of this offering and the successful raise of additional financing of $250-400,000 for game development, and $200,000 for initial marketing and promotion for commercial launch.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our officer and director. We received our initial funding of $15,000 through the sale of common stock to our officer and director, who purchased 5,000,000 shares at $0.003 per share. We have also recently launched our corporate website which may be accessed at WWW.ISOFTINTERNATIONAL.COM

Our financial statements from inception on March 9, 2011 through our first fiscal period ended March 31, 2011 report no revenues and a net loss of $(440). Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The following is a brief summary of this Offering:

Securities being offered:         1,000,000  shares of common  stock,  par value
                                  $0.001

Offering price per share:         $0.05

Offering period:                  The shares are being  offered for a period not
                                  to exceed 180 days from the effectiveness of this Prospectus, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us:               $50,000 less estimated  offering  registration
                                  costs of $10,300, assuming the maximum number of shares are sold. For further information on the Use of Proceeds, please to Page 13.

Number of shares outstanding
before the Offering:              5,000,000

Number of shares outstanding
after the Offering:               6,000,000   assuming  the  Maximum  number  of
                                  shares are sold

Registration costs                We  estimate our total  offering  registration
                                  costs to be $10,300.

SUMMARY OF FINANCIAL INFORMATION

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from March 9, 2011 (date of inception) to March 31, 2011, included on Page F1 in this prospectus.

                                                           As at March 31, 2011
                                                           --------------------

     Current Assets                                              $14,720
     Current Liabilities                                             160
     Shareholders' Equity                                        $14,560

                                                           From March 9, 2011
                                                             (inception) to
                                                             March 31, 2011
                                                             --------------

     Revenue                                                     $    --
     Net Loss                                                    $  (440)

We have just commenced our operations and are currently without revenue. Our accumulated deficit at March 31, 2011 was $(440). We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

                                  RISK FACTORS

An investment in our securities is considered to be highly speculative due to various factors, including the nature of our business and the present stage of our development. An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment. In addition to the usual risks associated with investment in a business, you should carefully consider the following known material risk factors and all other information contained in this Prospectus before deciding to invest in our Common Shares. If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected. Additional risks and uncertainties we do not presently know or that we currently deem immaterial may also impair our business, financial condition or operating results.

RISKS RELATING TO OUR BUSINESS

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on March 9, 2011 and have very limited operations. We have not realized any revenues to date. Our proposed game product is under development and is not ready for commercial sale. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to March 31, 2011 is $(440). Based upon our proposed plans, we expect to incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, marketing and distribution of our product. We may fail to generate revenues in the future. If we cannot attract a significant number of players, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

     - the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
     - we incur unexpected costs in completing the development of our product or encounter any unexpected difficulties;
     - we incur delays and additional expenses related to the development of our product or a commercial market for our product;
     -    we are unable to create a substantial market for our products; or
     -    we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

IF WE ARE UNABLE TO OBTAIN THE NECESSARY FINANCING TO IMPLEMENT OUR BUSINESS PLAN WE WILL NOT HAVE THE MONEY TO PAY OUR ONGOING EXPENSES AND WE MAY GO OUT OF BUSINESS.

Because we have not generated any revenue from our business, and we are at least 24- 30 months (from the date hereof) away from being in a position to generate revenues, we will need to raise significant, additional funds for the future development of our business and to respond to unanticipated requirements or expenses.

Our ability to successfully develop our product and to eventually produce and use it to generate operating revenues also depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our planned game and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we are able to even obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OUR BUSINESS WILL FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures, which includes an additional $450-600,000, which we will need to raise in addition to this offering, to complete the development and launch our game for mass use. If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

OUR BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE OUR SUCCESS IN OUR INTENDED MARKET

Our survival is currently dependent upon the success of our efforts to gain market acceptance of one online game that will ultimately represent a very small segment in our targeted industry when it is completed. Should our target market not be as responsive to our game as we anticipate, we may not have in place alternate products or services that we can offer to ensure our survival.

While many new products such as the one that we are planning are regularly introduced, only a relatively small number of "hit" titles account for a significant portion of net revenue in our industry. Our product may not be a "hit", or competitors may develop titles that imitate or compete with our "hit" title, and take our targeted revenue stream away from us or reduce our ability to command profitable revenue streams for our game. Hit products published by our competitors may take a larger share of our target market than we anticipate, which could cause our game revenue streams to fall below our expectations. If our competitors develop more successful products or offer competitive products at lower price, our revenue, margins, and profitability will decline.

PRODUCT DEVELOPMENT SCHEDULES ARE LONG AND FREQUENTLY UNPREDICTABLE, AND WE MAY EXPERIENCE DELAYS IN INTRODUCING OUR PRODUCT, WHICH MAY ADVERSELY AFFECT OUR REVENUES.

The development cycle for products such as that we are planning is long. We currently believe that the total cycle for commercialization of the Curse of the Pharaohs will take at 24-30 months from the date hereof. This cycle includes the completion of our dvd trailer for which funds from this offering will be utilized, successful closing of suitable additional financing for game development and marketing, and 12-18 months needed to actually develop and test the game. In addition, the creative process inherent in game development makes the length of the development cycle difficult to predict. As a result we may experience delays in introducing our product. If an unanticipated delay affects the release of our online video game, we may not achieve anticipated revenues. Revenues will also be adversely affected if market interest in the subject matter of our game declines from what we believe it is at present. A delay in introducing a new game could also require us to spend more development resources to complete the game, which would increase our costs and lower our margins, or cause us to experience losses.

TECHNOLOGY CHANGES RAPIDLY IN OUR BUSINESS AND IF WE FAIL TO ANTICIPATE OR SUCCESSFULLY IMPLEMENT NEW TECHNOLOGIES OR THE MANNER IN WHICH PEOPLE PLAY OUR GAME, THE QUALITY, TIMELINESS AND COMPETITIVENESS OF OUR PRODUCTS AND SERVICES WILL SUFFER.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors', less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

WE WILL BE DEPENDENT ON THIRD PARTIES TO DEVELOP OUR ONLINE GAME. ANY INCREASE IN THE AMOUNTS WE HAVE TO PAY TO HAVE OUR GAME DEVELOPED OR ANY DELAY OR INTERRUPTION IN PRODUCTION WOULD NEGATIVELY AFFECT BOTH OUR ABILITY TO MAKE A TIMELY INTRODUCTION, GENERATE REVENUES AND OUR RESULTS OF OPERATIONS.

We are planning to use third parties to develop our game. We will have less control over third parties because we cannot control their personnel, schedule or resources. It will be more difficult to detect design faults and software errors. Any such fault or error could cause delays in delivering our product or require design modifications delays or defects would likely have a more detrimental impact on our business than if we were a more established company.

Any of these factors could cause a game not to meet our quality standards or expectations, or not to be completed on time or at all. If this happens, we could lose anticipated revenues, or our entire investment in our game.

IF WE ARE UNABLE TO COMPLETE THE DEVELOPMENT OF OUR ONLINE GAME WE WILL NOT BE ABLE TO GENERATE REVENUES AND YOU WILL LOSE YOUR INVESTMENT.

We have not completed development of our game and we have no revenues from the sale or use of our game. The success of our proposed business will depend on the completion and the acceptance of our game by the general public. Achieving such acceptance will require significant marketing investment. Our game, once developed and tested, may not be accepted by our players at sufficient levels to support our operations and build our business. If our game is not accepted at sufficient levels, our business will fail.

WE  CURRENTLY  HAVE  NO  PROTECTION  BY ANY  TRADEMARKS,  PATENTS  AND/OR  OTHER
INTELLECTUAL   PROPERTY   REGISTRATIONS.   IF  WE  ARE  UNABLE  TO  PROTECT  OUR
INTELLECTUAL PROPERTY RIGHTS, OUR PROPOSED BUSINESS WILL FAIL.

We have not applied for any trademark, patent or other intellectual property registration with any governmental agency for our name or for our software product. At present we are planning to enter into non-disclosure agreements with employees to protect our technology. Despite our precautions taken to protect our proposed software programs, unauthorized parties may attempt in the future to reverse engineer, copy or obtain and use our game. If they are successful we could lose our technology or they could develop similar programs, which could create more competition for us and even cause our proposed business operations to fail.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSONNEL, THE LOSS OF ANY OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Mr. Ayad for all of our operations. The loss of Mr. Ayad will have a substantial negative effect on our company and may cause our business to fail. Mr. Ayad has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Ayad's services could prevent us from completing the development of our product and developing revenues. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

WE HAVE LIMITED BUSINESS, SALES AND MARKETING EXPERIENCE IN OUR INDUSTRY.

We have not completed the development of our product and have yet to generate revenues. Our officer and director has no prior online game marketing or selling industry experience. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed game will gain wide acceptance in its target market or that we will be able to effectively market our product.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

We believe that the main competitive factors in the interactive entertainment software industry for play on social media websites include: desirability of title characteristics, product features and playability; brand name recognition; quality of products; ease of use; price; marketing support; and quality of customer service. The barriers to entry in the social game entertainment industry, in which we are planning to operate, are also much lower than more traditional gaming products because there are no publishing agreements with or royalties to be paid to the hardware manufacturers.

Many companies worldwide are dedicated to social gaming and similar services related to social gaming. We expect more companies to enter this industry. Our competitors vary in size from small companies with limited resources to very large corporations with significantly greater financial, marketing, and product development resources than we have. Our game, when completed, will be in competition with these companies, such as Zynga, Playdom, Electronic Arts and even Microsoft. We are to be considered as one of the smallest with no commercial products at present.

As social games are relatively new and rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our game and technology. These products and services may significantly affect the demand for our services. If we are unable to compete successfully, we could lose sales and market share. We also could experience difficulty hiring and retaining qualified software developers and other employees. Any of these consequences would significantly harm our business, results of operations and financial condition. There can be no assurance that we will be able to effectively compete with our competitors or that their present and future offerings would render our product obsolete or noncompetitive. This intense competition may have a material adverse effect on our results of operations and financial condition and prevent us from achieving profitable revenue levels from our product.

FUTURE  REGULATION  OF THE  INTERNET  AND PRODUCT  CONTENT  COULD  RESTRICT  OUR
BUSINESS,  PREVENT  US FROM  OFFERING  SERVICE  OR  INCREASE  OUR  COST OF DOING
BUSINESS.

At present there are few laws, regulations or rulings that specifically address access to or commerce on the Internet. We are unable to predict the impact, if any, that future legislation, legal decisions or regulations concerning the Internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to internet communications, restricting content, imposing tariffs or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth and popularity of the Internet and related services heighten the risk that governments or other legislative bodies will seek to regulate the service, which could have a material adverse effect on our business, financial condition and operating results.

Legislation is continually being introduced that may affect both the content of our product and its distribution. In the United States, the federal and several state governments are continually considering content restrictions on products such as our proposed product, as well as restrictions on distribution of such products. For example, recent legislation has been adopted in several states, and could be proposed at the federal level, that prohibits the sale of certain games (e.g., violent games or those with "M (Mature)" or "AO (Adults Only)" ratings) to minors. Any one or more of these factors could harm our business by limiting the products we are able to offer to our customers, by limiting the size of the potential market for our products, and by requiring costly additional differentiation between products for different territories to address varying regulations.

OUR SOLE OFFICER AND DIRECTOR IS ENGAGED IN OTHER ACTIVITIES AND MAY NOT DEVOTE SUFFICIENT TIME TO OUR AFFAIRS, WHICH MAY AFFECT OUR ABILITY TO CONDUCT OPERATIONS AND GENERATE REVENUES.

Our officer and director has existing responsibilities and has additional responsibilities to provide management and services to other entities. We initially expect Mr. Ayad to spend approximately 20 hours a week on the business of our company. As a result, demands for the time and attention from Mr. Ayad from our company and other entities may conflict from time to time. Because we rely primarily on Mr. Ayad to maintain our business contacts and to promote our product, his limited devotion of time and attention to our business may hurt the operation of our business.

OUR INDEPENDENT AUDITORS' REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent auditors, Silberstein Ungar PLLC, state in their audit report, dated May 18, 2011 and included herein, that we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations. As a result, there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all likelihood, continue to incur expenses without significant revenues into the foreseeable future until our product gains significant popularity. Our only source of funds to date has been the sale of our common stock from Mr. Ayad. Because we cannot currently assure anyone that we will be able to generate enough interest in our product, or that we will be able to generate any significant revenues or income, the identification of new sources equity financing becomes significantly more difficult. If we are successful in closing on any new financing, existing investors will experience substantial dilution. The ability to obtain debt financing is also severely impacted, and likely not even feasible, given that we do not have revenues or profits to pay interest or repay principal.

As a result, if we are unable to obtain additional financing at this stage in our operations, our business will fail and you may lose some or all of your investment in our common stock.

INVESTORS WILL HAVE LITTLE VOICE REGARDING THE MANAGEMENT OF ISOFT DUE TO THE LARGE OWNERSHIP POSITION HELD BY OUR EXISTING MANAGEMENT AND THUS IT WOULD BE DIFFICULT FOR NEW INVESTORS TO MAKE CHANGES IN OUR OPERATIONS OR MANAGEMENT, AND THEREFORE, SHAREHOLDERS WOULD BE SUBJECT TO DECISIONS MADE BY MANAGEMENT AND THE MAJORITY SHAREHOLDERS, INCLUDING THE ELECTION OF DIRECTORS.

Mr Ayad, our sole officer and director, currently owns 100% of ISoft's common stock. If we are successful in completing the Maximum Offering he will own 83.3% of the company's issued and outstanding common stock, and is still in a position to continue to control ISoft. If we close our Offering with less than the Maximum, his percentage ownership is even higher. Such control may be risky to the investor because our company's operations are dependent on a very few people who could lack ability, or interest in pursuing our operations. In such event, our business may fail and you may lose your entire investment. Moreover, investors will not be able to effect a change in the company's board of directors, business or management.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe (Please refer to "Use of Proceeds" and Plan of Operations") that the $17,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Mr Ayad lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. He has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

RISKS ASSOCIATED WITH OUR COMMON STOCK

DIFFICULTY FOR ISOFT STOCKHOLDERS TO RESELL THEIR STOCK DUE TO A LACK OF PUBLIC TRADING MARKET

There is presently no public trading market for our common stock, we have not applied for a trading symbol or quotation, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to seek out a market maker to apply to have our common stock quoted on the OTC Bulletin Board upon completion of this Offering. However, there can be no assurance that ISoft's shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or "OTC/BB". Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a "penny stock". In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

INVESTORS THAT NEED TO RELY ON DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 75,000,000 shares of common stock. At present, there are 5,000,000 issued and outstanding common shares, and if we are successful in completing the Maximum Offering there will be 6,000,000 shares outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our common shares.

OTHER RISKS

ALL OF OUR ASSETS AND OUR OFFICER AND DIRECTOR IS LOCATED OUTSIDE OF THE USA. THIS MAY CAUSE ANY ATTEMPTS TO ENFORCE LIABILITIES UNDER THE U.S. SECURITIES AND BANKRUPTCY LAWS TO BE VERY DIFFICULT.

Currently, all of our assets are either located or controlled in Egypt. Mr. Ayad also resides in Egypt. This is likely to remain so for at least the next 12 months. Therefore, any investor that attempts to enforce against the company or against Mr. Ayad liabilities that accrue under U.S. securities laws or bankruptcy laws will face the difficulty of complying with local laws in these countries, with regards to enforcement of foreign judgments. This could make it impracticable or uneconomic to enforce such liabilities.

                           FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements relating to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the "RISK FACTORS" section and elsewhere in this prospectus. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

                              PLAN OF DISTRIBUTION

OUR OFFERING WILL BE SOLD BY OUR SOLE OFFICER AND DIRECTOR

This is a self-underwritten offering, and Mr. Ayad, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our sole officer and director will not register as a  broker-dealer  pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer:

     1. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     2. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     3. Our officer and director is not, nor will he be at the time of their participation in the offering, an associated person of a broker-dealer; and
     4. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer, director, control person and affiliate does not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

We are offering a total of 1,000,000 shares of our common stock in a self-underwritten public offering, with no minimum purchase requirement. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

The shares will be sold at the fixed price of $0.05 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"). At the discretion of our board of directors, we may discontinue the Offering before expiration of the 180 day period or extend the Offering for up to 90 days following the expiration of the 180-day Offering period. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft, wire or cashier's check payable to the company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to ISoft International Inc.

                                 USE OF PROCEEDS

The following table provides the use of proceeds based on the closing of the Offering. If the Company is not successful in selling all 1,000,000 shares within the prescribed 180 day period (which may be extended an additional 90 days in our sole discretion), then we will not be able to proceed with our business plan unless additional funds are raised in some other manner.

                                      If 10% of       If 25% of       If 50% of      If 75% of       If 100% of
                                     Shares Sold     Shares Sold     Shares Sold    Shares Sold     Shares Sold
                                     -----------     -----------     -----------    -----------     -----------
SHARES SOLD                            100,000          250,000         500,000        750,000        1,000,000
GROSS PROCEEDS                        $  5,000         $ 12,500        $ 25,000       $ 37,500       $   50,000
NET CASH - MARCH 31, 2011               14,560           14,560          14,560         14,560           14,560
TOTAL BEFORE EXPENSES                   19,560           27,060          39,560         52,060           64,560
OFFERING EXPENSES
  Legal & Accounting                     9,000            9,000           9,000          9,000            9,000
  Edgar Agent Fees                         800              800             800            800              800
  Transfer Agent Fees                      500              500             500            500              500

TOTAL OFFERING EXPENSES                 10,300           10,300          10,300         10,300           10,300
NET AFTER OFFERING EXPENSES              9,260           16,760          29,260         41,760           54,260

EXPENDITURES (1)
  Public Reporting Expenses             17,000           17,000          17,000         17,000           17,000
  Website Contractor (1)                 1,000            1,000           1,000          1,000            1,000
  Storyline development                                                   2,500          2,500            2,500
  Storyboard development                                                  2,500          2,500            2,500
  Stage sketches and development                                          3,500          3,500            3,500
  Character development                                                                  5,500            5,500
  DVD trailer production                                                                 7,000            7,000
  Press and investor materials (2)                                                                       10,000
  Office & misc                                                           1,500          1,500            1,500
                                      --------         --------        --------       --------       ----------
                                        18,000           18,000          28,000         40,500           50,500

      Net remaining balance           $ (8,740)        $ (1,240)       $  1,260       $  1,260       $    3,760

----------
(1) Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity. We just recently completed the development and paid for our website prior to the date hereof. You may access it at www.isoftinternational.com
(2) We budgeting this amount for press, printed and dvd materials and other costs associated with planned activities required to raise sufficient suitable funds to develop and market our game

Please see a detailed description of the use of proceeds in the "Plan of Operation" section of this Prospectus.

Our offering expenses of approximately $10,300 are comprised primarily of legal and accounting expenses, Securities and Exchange Commission ("SEC") and EDGAR filing fees and transfer agent fees. Our officer and director will not receive any compensation for their efforts in selling our shares.

If we are able to sell 750,000 shares we can maintain our reporting requirements with the SEC and complete the development of our dvd trailer and related materials, but we will have insufficient funds to market our company to prospective investors to secure financing to develop and market our game. If we are not able to sell a minimum of 500,000 shares of our common stock in this Offering, we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Nevada. If we do not sell at least 250,000 shares of our common stock (25% of this Offering) we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of developing our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our planned game, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 1,000,000 common shares under this Offering, the net proceeds will be used for our business plan and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of March 31, 2011 was $14,560 or approximately $0.003 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2011.

The following table sets forth as of March 31, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

                                                            Percent of Shares Sold from Maximum Offering Available
                                                        10%            25%            50%            75%          100%
                                                    ---------      ---------      ---------      ---------     ---------
Offering price per share                                 0.05           0.05           0.05           0.05          0.05
Post offering net tangible book value                   9,260         16,760         29,260         41,760        54,260
Post offering net tangible book value per share        0.0018         0.0032         0.0053         0.0073        0.0091
Pre-offering net tangible book value per share         0.0029         0.0029         0.0029         0.0029        0.0029
Increase (Decrease) in net tangible book value
 per share after offering                             (0.0011)        0.0003         0.0024         0.0044        0.0062
Dilution per share                                     0.0482         0.0468         0.0447         0.0427        0.0409
% dilution                                                 96%            94%            89%            85%           82%
Capital contribution by purchasers of shares            5,000         12,500         25,000         37,500        50,000
Capital Contribution by existing stockholders          15,000         15,000         15,000         15,000        15,000
Percentage capital contributions by purchasers
 of shares                                                 25%            45%            63%            71%           77%
Percentage capital contributions by existing
 stockholders                                              75%            55%            37%            29%           23%
Gross offering proceeds                            $    5,000     $   12,500     $   25,000     $   37,500    $   50,000
Anticipated net offering proceeds                  $   (5,300)    $    2,200     $   14,700     $   27,200    $   39,700
Number of shares after offering held by
 public investors                                     100,000        250,000        500,000        750,000     1,000,000
Total shares issued and outstanding                 5,100,000      5,250,000      5,500,000      5,750,000     6,000,000
Purchasers of shares percentage of ownership
 after offering                                           2.0%           4.8%           9.1%          13.0%         16.7%
Existing stockholders percentage of ownership
 after offering                                          98.0%          95.2%          90.9%          87.0%         83.3%

                                 CAPITALIZATION

The following table sets forth, as of March 31, 2011, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of the Maximum Offering of common stock being offered hereby at the initial public offering price of $0.05 per share and the application of the estimated net proceeds as described in "Use of Proceeds."
This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

                                                   Percent of Shares Sold from Maximum Offering Available
                                  Actual as of
                                 March 31, 2011        10%            25%            50%            75%           100%
                                 --------------     ---------      ---------      ---------      ---------     ---------
Short-term Debt                           --               --             --             --             --            --
Issued and Outstanding Common
 Shares as Adjusted                    5,000            5,100          5,250          5,500          5,750         6,000
Additional Paid in Capital            10,000            4,600         11,950         24,200         36,450        48,700
Accumulated Deficit                     (440)            (440)          (440)          (440)          (440)         (440)
Shareholders Equity (Deficit)         14,560            9,260         16,760         29,260         41,760        54,260
Total Capitalization                  14,560            9,260         16,760         29,260         41,760        54,260
Shares Issued and Outstanding      5,000,000        5,100,000      5,250,000      5,500,000      5,750,000     6,000,000

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently:

     (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;
     (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company;
     (iii)do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto, and;
     (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. All shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. Assuming the Maximum Offering is completed, our officer and director will own 83.3% of the outstanding shares. (See "Principal Stockholders".)

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

DIVIDENDS

As of the date hereof, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Our financial statements for the period from inception to the year ended March 31, 2011, included in this prospectus, have been audited by Silberstein Ungar, PLLC. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Offices of Thomas E. Puzzo, PLLC, has acted as special counsel to ISoft in connection with the registration and proposed sale of the 1,000,000 shares of common stock at $0.05 per share.

                   INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

We were incorporated on March 9, 2011 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

PRINCIPAL PRODUCTS AND SERVICES

Our company's business is focused on the development and sale of social media, internet based, interactive entertainment games for use by the general public. We are in the early stages of developing our first game that we have named Curse of the Pharaohs ("COTP"). We currently have no revenues and no user subscriptions for our game. We anticipate that we will not have a commercial product for at least 12-18 months from the completion of our offering, or 24-30 months from the date hereof, and currently estimate that we will require in approximately $250-400,000 to complete development and $200,000 to successfully launch our game with an adequate marketing and promotional campaign.

We must complete 2 major milestones prior to having our game available for future commercial use and revenue generation. First, we are planning to complete a DVD based video trailer with the funds we receive from our offering. We plan to complete the trailer within 6-9 months from the date of closing of the offering, provided we raise a sufficient amount to so (Please refer to our "Plan of Operations" herein). The trailer objective is to provide a visually engaging and dynamic representation through motion graphics and special effects to illustrate the key components and processes of the COTP game. The trailer will contain summary representations of our proposed game, characters and stage or realm development that we can use for presentations to the industry and financial community to raise the additional financing we require to complete our second milestone, develop and successfully launch COTP. It will also serve to give us valuable feedback on our concept from our own website viewers.

To date, we have only developed the overall storyline along the logo for our brand. Our website www.isoftinternational.com is functional and will ultimately serve as the primary method to promote our company, our current and planned products, and gain feedback on our commercial product offerings.

COTP is planned to provide an engaging online game experience, to be played on social media websites such as Facebook. We are also designing our game to capitalize on the interactive and social elements of gaming, appealing to players of all ages and genders. Each player will primarily play against his or her own programming directions or decisions, but will have the ability to draw on assistance provided by their own social media "friends". It is being designed as a fantasy quest in an engaging and intense environment, in which the player will play a young and ambitious archeologist on a mission to discover the hidden tombs and buried treasures of the Egyptian Pharaohs in the Valley of the Kings. Using a combination of credits provided either by the game or cash purchase, the player will assemble a crew of workers to assist in making discoveries. The player will be responsible for the well being of the workers and will be required to "pay" them for their services either by credits or proceeds earned from discoveries. Discoveries of artifacts and tombs will provide currency that can be traded for game money that may be used to purchase new exploration licenses, new and more advanced tools or additional manpower. As the player discovers more and more hidden treasures, they will continue to advance through the game and receive new missions. All players will ultimately face the "Curse of the Pharaohs" that requires special preparation.

We are also planning to add new characters, environments, story-line twists and secrets on a regular basis to keep the game fresh for the players, and interactive social chat rooms to avoid the downfalls of many previous on-line games, which typically become redundant and stale for the users over time.

We are focusing on online internet based gaming because users can use their own PC's with any form of internet connection, without the need for additional hardware requirements such as a Play Station or Xbox. The internet is also better suited to play social media based role playing games because gamers can connect online with multiple people from multiple geographic regions in the world either for assistance or camaraderie.

Our planned distribution and revenue models may undergo significant revisions, as we get closer to launching our commercial game. At this stage in our development, there can be no assurance that we will be successful in generating revenues from our game, or that users will be receptive to playing COTP.

THE MARKET

We consider our proposed business to be part of the overall entertainment industry. At the most fundamental level, our proposed product when completed, will compete with many other forms of entertainment for the leisure time and discretionary spending of consumers.

Since the initial introduction in the early 1980's, video/electronic games have increasingly become mainstream entertainment choice for both children and adults. New generations of console game systems, improved graphics and expanded artificial intelligence capabilities of the new platforms have significantly enhanced game play and enabled rapid significant industry growth. With continuing growth in Internet subscribers, together with better networking technology and multimedia encoding techniques, it is becoming increasingly feasible to provide the same if not better quality entertainment through the Internet than was previously seen, heard and/or felt only through other more conventional distribution mediums such as game consoles.

Electronic video games are played by a large percentage of computer and game console users throughout the world. Despite general conceptions that game players are generally children and teens, the Entertainment Software Association (www.esa.com) disclosed that 2010 user demographics for the USA, which directly apply to our proposed business, reveal that (1):

     * Seventy two percent of American households play computer and video games.
     * The average game player is 37 years old and has been playing games for 12 years.
     * Sixty eight percent of parents believe that game play provides mental stimulation or education and fifty seven percent feel that playing games has brought their families closer together.

----------
(1) http://www.theesa.com/facts/gameplayer.asp

On January 13, 2011 the NPD Group, a global market research company, announced that estimated US sales of game software and content (including console games, full game downloads, downloadable game content and social media games) exceeded $15.4 billion in 2010 (2). Social media based games are the newest industry entrant. Their success has been commensurate with the huge success of social media websites such as Facebook. Facebook currently enjoys more than 500 million active users globally, of which over 50% log on in any given day. The average user has 130 friends on Facebook and users collectively spend over 700 billion minutes per month on the site. Software developers and entrepreneurs from 190 countries develop their games and products with the Facebook platform. More than
2.5 million websites have integrated with Facebook, including a large percentage of the top global and US websites. (3)At a game event in late 2010, Facebook CEO Mark Zuckerberg revealed that games are one of the primary reasons some people visit Facebook. He confirmed that 40% of its userbase is using the site for social gaming and that the top ten games on Facebook have more than 12 million users each (4).

----------
(2)  http://www.npd.com/press/releases/press_110113.html
(3)  http://www.facebook.com/press/info.php?statistics
(4)  http://techcrunch.com/2010/09/21/200-million-people-are-playing-facebook-
     games/

We believe social media based games will continue to experience significant growth and represent the next standard in electronic games for the following reasons:

     * The games offer regular content updates with changing story lines through flexible architecture, keeping the game dynamic and fresh for players
     * The games extend the realism of game play, by offering cutting edge technology, which makes the player feel they are actually part of the environment
     * The games create new opportunities to foster competition and mutual aid, by engaging mutual friends or players in a team or support situation
     *    The  games  present  a  compelling  new  social  environment,  and  an opportunity to meet new friends and share similar mind frames, existence, and game survival techniques.
     * The games offer an attractive new and recurring revenue source for game companies, as evidenced by the top performers who attain many subscribers in their compelling games (see "Competition and Competitive Strategy" below)

COMPETITION AND COMPETITIVE STRATEGY

We do not yet have a commercial product available for sale. When complete, COTP will be competing in the entertainment industry for the leisure time and discretionary spending of consumers with all other forms of entertainment media. Our competitors vary in size and cost structure from very small companies with limited resources to very large, diversified corporations with greater financial and marketing resources than ours. We are considered the smallest as we do not currently have a commercial product yet available for sale or use. We will be competing with well funded start-ups, traditional independent video game publishers, hardware and software manufacturers, casual entertainment websites, social networking websites, mobile games developers, foreign games developers and large publicly held media companies. We face additional competition from the entry of new companies into our market, including large diversified entertainment companies that have begun to develop games based upon their own highly recognizable brands, (such as Disney Interactive Studios) and, as a result, stand to become more direct competitors.

Our competitors have significantly greater resources and are able to spend more time and money on concept and focus testing, game development, product testing and marketing. Our business is driven by hit titles, which will require us to invest significantly in production and in marketing. It is also characterized by the continuous introduction of innovative new titles and the development of new technologies. Competition is also based on product quality and features, timing of product releases, brand-name recognition, quality of in-game content, access to distribution channels, effectiveness of marketing and price. In addition, regardless of our competitor's financial resources or size, our success depends on our ability to successfully execute our competitive strategies.

SOCIAL MEDIA ONLINE GAMES

Our direct competition in the social media based online games market segment is also highly competitive and characterized by frequent product introductions, new business models and new platforms. The barriers to entry are significantly less onerous, due to the lack of the requirement for a specific hardware platform. The game player's personal computer and an internet connection serve as the platform. As the proportion of households with a broadband connection increases, we expect new competitors to enter the market and existing competitors to allocate more resources toward developing online games. As a result, we expect competition in the online games market segment to intensify.

Currently Facebook is the major social media platform for our proposed game (5). We believe Facebook is used by all of our competitors for their offerings. Currently, the major competitors include major software and media companies like Microsoft, traditional video game publishing companies such as Electronic Arts, and companies that specialize in social media based online games such as Zynga, Playdom and Mind Jolt. As of June 29, 2011, the top 3 specialists are currently enjoying the largest user base on Facebook are Zynga, Pencake Limited and Research in Motion Ltd. As with more traditional video game offerings, hits have captured a significant percentage of overall users and this trend is expected to continue. Zynga currently enjoys the largest monthly average user base which is in excess of 208 million monthly users. Penkake is second with approximately 37 million and Research in Motion is third with 36 million. Microsoft is currently fifth with 33 million monthly average users (6).

----------
(5)  http://www.insidefacebook.com/2011/02/08/slower-december-facebook-growth/
(6)  http://statistics.allfacebook.com/applications

KEY SUCCESS FACTORS

In order for our company and our game to be successful we must play close attention to all of our direct and indirect competitors. We plan on carefully investigating the competition and their respective games on a regular basis, and carefully analyze the positive and negative elements of their games and possible threats to us. If we fail to do so, our business will likely fail.

For game development to be successful, we must either build our own or contract with a development team that is comprised of a creative, experienced group of game designers and programmers that can set COTP apart from its potential competition, with expertise in state of the art design and implementation skills. Our research to-date suggests that COTP's fantasy environment represents a desirable genre. In order for our game to be a success, it also must offer:

     * Differentiated & Dynamic Quality Content - COTP is planned to offer a visual experience like no other. Attention to detail will be essential to ensure that the characters and environment look on par if not superior to other games of its caliber. At the same time, the game must continue to develop a story that is extremely interesting to its players. The content will be dynamic with twists in the story and game that will keep players engaged. This will become more important as additional competitors enter the market with similar games.
     * Empowering - The target audience must feel that they have a `say' in what happens to the characters in the game, giving the player the illusion and pleasure of taking action without having to deal with the responsibility and repercussions of such actions. We plan on setting up chat rooms on the COTP web site that will encourage the audience to talk about their experiences and share thoughts on the game, thus capturing their loyalty and making the site a part of their daily lives so the characters become "real" to them.
     * Entertaining - The target audience needs to be drawn to the experience, and made to forget about the reality around them while they focus on the new cyber-world that COTP presents to them. The experience needs to be commanding so that it becomes a topic of conversation among the consumers' friends and colleagues.

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
     * Customer Focused - We plan to provide content updates to COTP to provide an ongoing captive experience for the user and ensure that they leave the game happy, keen to relate their entertainment experience to all their friends and anxious to log-on to enjoy the next competition, hopefully bringing friends to share the experience. Customer complaints or suggestions will be dealt with to the best of our ability to ensure customer satisfaction, thus encouraging positive word of mouth recommendations of our product.

In order for the game and company to be successful, we will first need to alert our target market about COTP among the vast selection of other titles in the market. We believe this will require significant advertising and promotion. Our initial plans are to use the Facebook platform and create a Twitter presence to target interested game enthusiasts. We have already created both vehicles for our proposed future launch at http://www.facebook.com/pages/curse-of-the-pharaohs/205821226104970 and http://www.twitter.com/cotp_game. We believe our marketing and promotion strategy will be subject to major revisions are we get closer to actually launching COTP.

SALES STRATEGY

We are still in the planning and formulation stages with respect to the development and commercialization of our product. As of the date hereof, we believe we are at least 24-30 months away from being in a position to generate revenues from our game.

Social  media based games  currently  are not sold by  subscription  or for cash through direct or retail distribution channels. Additionally advertising revenues are not a common revenue stream for social media games unlike other website based commercial activities, because the game is played through the social media website rather than our own website. Games are provided for free to all users through the social media website. New games/players are typically provided a number of credits to use in the game. Additional free credits may be earned through successful completion of tasks or quests.

In order to be successful and for Isoft to generate sufficient revenues, COTP must captivate a very wide audience. The game's action and quest design and function must be such that it will encourage the player to spend hard currency on the game, through the purchase of additional credits. Currently, credit purchases can be completed through direct credit card purchases, paypal, using facebook credits, or purchase of game cards (distributed by us). When we introduce COTP, we also plan to roll out our own game store, where players can purchase credits. Facebook recently introduced out its own currency (Facebook credits), which is intended to be a global currency for the Facebook community. These credits may be purchased through Facebook and can be utilized to purchase many Facebook sundry items, game credits or buy items from the game store itself. Game developers then ultimately earn a portion of the currency used to purchase these credits when they are used to play the game.

In order to successfully generate sufficient revenues for our business through a large player base we must give careful consideration to the following:

     -    Develop our game concept so the player must attend on a regular basis
     - The player must be able to upgrade to higher levels or expand the resources of a certain level through purchase of game credits
     - Players can earn more game credits by sharing and inviting their friends to play the game
     - The use of the credit system to expand credits for the player based on any of the following scenarios:
          * Renewable credit system that the player earns every few minutes, which entices the player to regularly attend to the game
          * Gifted credits from other players in the game which encourages the user to invite his friends to play
          * Enable the purchase of credits through all generally accepted media
          * Collection of credits through completion of tasks and selling items in the game
     - Build a game store where the players can purchase game credits using their credit cards or PayPal accounts

In addition to our corporate information and other standard sections contained on our company website at www.isoftinternational.com, we plan to use our website and social media pages as a sales tool and a major `hub' for our game storyline, character development, new character releases, current game trends, new game capabilities and concepts. In the future when we commercialize the game, we also plan to include an online `community' aspect, where forums, news rooms and `chats' will be available for players and prospects to discuss the game, share stories and playing techniques. By creating a `community' aspect around our social media pages and WWW.ISOFTINTERNATIONAL.COM, our sites will become known as a place to look not only for upcoming events, tours, and promotions/contests, but also a domain for people to share strategy and techniques and exchange ideas.

DISTRIBUTION OF PRODUCTS OR SERVICES

When COTP is completed, we plan to distribute it to users over the internet. We do not anticipate any other form of distribution at this time. Game software will be kept on our servers, which we will either own or lease, but it will be hosted to players through the Facebook Platform or other potential social media websites. For example, Facebook the most popular social media website at present is, also a development platform that enables companies and engineers to deeply integrate with the Facebook website and gain access to millions of users. Currently, Facebook social media games are loaded into a Canvas Page, which is literally a blank frame within Facebook on which to run our game. To set up our Canvas Page and Canvas URL we must first register our game with Facebook or other similar social media site and enter in our basic game information. We then populate the Canvas Page by providing a CANVAS URL (an internet path leading to our servers where the game software is hosted) that contains the HTML, JavaScript and CSS programming and styling languages that define, create and format the web pages the users see on the internet that make up our game. When a user requests our game through Facebook, the Facebook website loads the Canvas URL within an "iframe" (a method to include an external web page such as our game as part of another main web page being part of the Facebook website) on that page. Our game is then displayed and played on Facebook.

Internet based game distribution is rapidly becoming the method of choice for smaller gaming companies, due to the proliferation of residential internet access, inexpensive computer software and graphics packages, and the proliferation of online gamers seeking fresh content. Online, internet based platforms reduces significant costs associated with setting up and maintaining conventional distribution channels such as retail sales. Under conventional channels, revenue streams for the producing game title company are also reduced by significant margins or markups given to the wholesaler and retail distributors. Retail distributors generally also insist on implementation of their own sales programs with little or no input from the producer, particularly small produces such as our company. Online distribution directly to the game player also allows for significantly greater flexibility in managing content changes, sequels and/or second additions, without the permission of wholesale or retail partners or distribution channel agreements.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

There are no constraints on the sources or availability of outsource software developers and supplies related to our business. We are planning to hire local third party contractors to develop our storyline for the DVD based game trailer and the commercial game platform. The trailer will contain summary representations of our proposed game, characters and realm development that we can use for presentations to the industry and financial community. It will also serve to give us valuable feedback on our concept from our own website viewers. This trailer will consist of characters, game elements, realm & quest environments, and the social chat room aspects associated with social media game cultures. These elements will be edited into the storyline with audio enhancements.

We are currently in the process of identifying several suitable firms to develop the DVD trailer, which can also supply all of their own computer hardware and development software. We have not yet entered into any contracts for these services. We will select the successful firm based on evaluations on their expertise in developing products in a specific category such as our planned game, and we will enter into a contract that will specify milestones, work requirements and cost. We will also ensure that we retain all rights to publish and/or distribute sequels, conversions, enhancements, and add-ons to the product initially being produced by the third party developer. We estimate the DVD trailer development will be completed over the next 6-9 months following the successful completion of our offering.

The next milestone is development and commercialization of COTP, if we are successful in raising the additional $450-600,000 in financing required to do so. In conjunction with these financing activities, our officer and director plans to commence with several phases of this development within 6-12 months following completion of this offering (See Plan of Operation"). The actual development and commercialization of COTP is anticipated to take an additional 12-18 months from the date we complete the financing.

One of the first phases and the most important initial aspect of COTP game development is selection of a suitable back-end flash game engine. A cost-effective and robust flash game engine will be critical to the success of the game and we must ensure it meets the complexities of our title in-game graphics, and character/realm/quest complexities associated with our fantasy game. Game engines are the core software component of all online games, and provide the underlying technologies to run the COTP game on cross platform internet browsers. The core functionality typically provided by a game engine includes a rendering engine ("renderer") for graphics, a physics engine and collision detection, sound, scripting, animation, artificial intelligence, networking, streaming, memory management, threading, and a scene graph.
Collision detection involves algorithms for checking for collision, i.e. intersection, of two given solids. A physics engine is a computer program that simulates physics models, using variables such as mass, velocity, friction and wind resistance. It can simulate and predict effects under different conditions that would approximate what happens in real life or in a fantasy world. The scene graph is a structure that arranges the logical and spatial representation of a graphical scene. Each application is highly important as it relates to the other, and to the overall game engine itself to ensure realistic player interaction. The process of game development will be largely determined by the correct decision in purchasing an exceptional engine for our title. Examples of a few flash game engines researched to-date include: PushButton, Adobe's Flex, Flixel, FlashPunk, TheoWorlds.

Successful completion of COTP is highly dependent on the third party we ultimately choose to develop the game. The developer must include an experienced group of creative, production, and technical professionals. Our officers and directors will be responsible for the entire development and production process including the supervision and coordination of internal and external resources. The third party development team will assemble the necessary creative elements to complete our game using, where appropriate, outside programmers, artists, animators, scriptwriters, musicians and songwriters, sound effects and special effects experts, and sound and video studios. The software contractors that we choose must be highly experienced with:

     -    Internet and website software design and applications
     -    Facebook platform development, and application creation
     -    Adobe Flash development and design
     -    The use of Flash Action Script programming language
     -    The use of PhP programming languages
     -    Payment  Gateway   Integration  and  online  payment   processing  and
          programming.
     - Coding, Compilation, Documentation, Integration, Software Testing enablers.
     - The use of MySQL and ER (Entity Relationship) Modelling database programming language

In conjunction with the evaluation of the game engine, our officer and director is also planning to formulate manpower needs and qualifications to choose a suitable third party developer experienced with all of the above noted required attributes. We are planning to identify the successful party prior to completion of the financing round so that we can commence with development concurrent with the closing.

We currently do not anticipate any supply or manpower availability constraints with respect to identifying and choosing any of the contractors we require. We also believe we have access to more abundant and cost effective software development contractors in Egypt than in North America or Asia. Because we are at least 12 months away from starting the development of the actual game, any significant change in these circumstances could materially impact our ability to complete the game, our cash requirements and our operations.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We plan on selling our products and services directly to end use consumers over the internet. Our intended offering is also priced for mass market play and revenue generation. Therefore, we do not anticipate dependence on one or a few major customers.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We currently do not own any intellectual property have not obtained any copyrights, patents or trademarks in respect of any intellectual property. Interactive entertainment software is susceptible to piracy and unauthorized copying. Our primary protection against unauthorized use, duplication and distribution of our products is copyright and trademark protection of our game and any related elements and enforcement to protect these interests. As we get closer to developing our game, we plan to copyright and trademark the following:

     * Trademarks associated with elements of the game, such as the game logo;
     *    Trademarks under which the game is marketed;
     * the copyrights for the game software, including the game's audiovisual elements

We do not anticipate copyrighting or trademarking any assets over the next 12 months. We plan to register copyrights and trademarks in countries where we distribute our game. We may seek other protection over these assets if we have the cash resources to do so.

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

Software development activities over the next 12 months are dependent on the successful completion of an additional $450-600,000 financing to pay for the development of the COTP game. Our current plan of operations over the next 12 months is to complete the DVD trailer with funding from our current offering described herein, raise additional financing for actual COTP development and commercialization, and prepare for development game development.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

In addition to being our sole officer and director, Mr. Ayad is currently our only employee. He is currently planning to devote 20 hours per week to company matters. Subsequent to successful completion of this Offering, he is planning to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There is no formal employment agreement between the Company and Mr. Ayad. We do not anticipate hiring any additional employees for the next 12 months.

                             DESCRIPTION OF PROPERTY

We do not currently own any real property. Our corporate offices are located at 1 Ahmed Kamal St., Sidi Gaber Alexandria 21311, Egypt. Mr. Ayad is providing us this office space free of charge. This location will serve as our primary executive offices for the foreseeable future. Management believes the current premises arrangements are sufficient for its needs for at least the next 12 months.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers are not permitted to begin quotation of a security of an issuer that does not meet this requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between ISoft with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus, we have one shareholder of record.

RULE 144 SHARES

As of the date of this prospectus, our Officer and Director (affiliate) beneficially owns all of the 5,000,000 total outstanding shares. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

     * We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents.
     * We have filed all Exchange Act reports required for at least 12 consecutive months; and
     * If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company under the Regulations. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of ISoft common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

DIVIDENDS.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, ISoft would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

STOCK OPTIONS AND WARRANTS

There are no outstanding stock options or warrants

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     *    contains a brief,  clear,  narrative  description  of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide the following to the customer, prior to effecting any transaction in a penny stock:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our sole officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                       WHERE YOU CAN FIND MORE INFORMATION

We have not registered our common shares pursuant to Section 12 of the Act, which means we are considered a "voluntary filer" under SEC regulations. We are, therefore, not currently obligated to file any periodic reports under the Exchange Act, to follow the SEC's proxy rules or to distribute an annual report to our securities holders. However, we intend to file annual, quarterly and special reports, and other information with the SEC, even though we are not required to do so. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains all of our reports, and other information we file electronically with the SEC.

                              FINANCIAL STATEMENTS

The financial statements and related notes of ISoft for our first fiscal year ended March 31, 2011 included in this prospectus have been audited by Silberstein Ungar, PLLC, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIMITED OPERATING HISTORY AND NEED FOR ADDITIONAL CAPITAL

Our Company was incorporated in the State of Nevada on March 9, 2011 to engage in the development of online games for social networking websites. We are a development stage company with very limited financial backing and assets. We are only in the early stages of developing our first game. We currently have no revenues or operating history, and no users for our game. We anticipate that we will not have a commercial product for at least 24-30 months from the date hereof, which is dependent on completion of a financing (in addition to this offering) of $450-600,000 to complete development and then commercially launch our game. From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company and the initial equity funding by our officer and director. We received our initial funding of $15,000 through the sale of common stock to our officer and director, who purchased 5,000,000 shares at $0.003 per share. We have also recently launched our initial corporate website, Facebook page and Twitter account.

We currently have no employees. During the first stages of our company's growth, our officer and director will provide his time free of charge to execute our business plan at no charge. Since we intend to operate with very limited administrative support, the officer and director will continue to be responsible for administering the company for at least the first year of operations. Management has no intention at this time to hire additional employees during the first year of operations. Due to limited financial resources, he is planning to dedicate between 20 hours per week, to ensure all operations are executed.

We cannot guarantee we will be successful in our business operations. Our business is subject to all of the risks inherent in the establishment of a new business enterprise and we are at least 24 months away from generating any revenue. We believe that the funds from this offering will allow us to operate for one year, only if we are successful in raising the Maximum Offering.

12 MONTH PLAN OF OPERATION

Our plan of operations over the 12 month period following successful completion of our offering is to gain support for our concept and then raise sufficient suitable additional financing to commence with the development of the COTP social media game (please refer to the section below entitled "Milestones" for a detailed description of our 12 month Plan of Operation). In order to achieve our plan, we have established the following goals for this initial 12 month period:

     * Create and execute a video trailer which illustrates our game concept within 6-9 months
     *    Upload our trailer on our company website after completion
     *    Secure additional suitable financing to develop our game
     *    Research & select of most effective game engine for COTP requirements
     * Upon selection of game engine, interview programming specialists who have experience with specific coding languages to develop and support the game engine

Our long term business objectives are:

     * Complete our game, achieve ongoing profitability and create value for our stockholders and our subscribers.
     * Become a well-recognized brand & entertaining game destination for social media game players
     * Develop a leadership role over time in pioneering mixed-genre social media games.

Our ability to achieve our business objectives and goals is entirely dependent upon the amount of shares sold in this Offering.

If we are not able to sell 750,000 shares we can maintain our reporting requirements with the SEC and complete the development of our dvd and related materials, but we will have insufficient funds to market our company to prospective investors to secure financing to develop and market our game. If we are not able to sell a minimum of 500,000 shares of our common stock in this Offering, we will not implement our business plan at all, except maintaining our reporting with the SEC and remain in good standing with the state of Nevada. If we do not sell at least 250,000 shares of our common stock (25% of this Offering) we will not be able to maintain our reporting status with the SEC and remain in good standing with the state of Nevada without additional funds. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of developing our website are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our planned game, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 1,000,000 common shares under this Offering, the net proceeds will be used for the development of our dvd trailer and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

PROPOSED ACTIVITIES

EXPENDITURES

The following chart provides an overview of our budgeted expenditures for the 12
months  following  the  completion  of  this  Offering.   The  expenditures  are
categorized by significant area of activity.

                                      If 10% of       If 25% of       If 50% of      If 75% of       If 100% of
                                     Shares Sold     Shares Sold     Shares Sold    Shares Sold     Shares Sold
                                     -----------     -----------     -----------    -----------     -----------
SHARES SOLD                            100,000          250,000         500,000        750,000        1,000,000
GROSS PROCEEDS                        $  5,000         $ 12,500        $ 25,000       $ 37,500       $   50,000
NET CASH - MARCH 31, 2011               14,560           14,560          14,560         14,560           14,560
TOTAL BEFORE EXPENSES                   19,560           27,060          39,560         52,060           64,560
OFFERING EXPENSES
  Legal & Accounting                     9,000            9,000           9,000          9,000            9,000
  Edgar Agent Fees                         800              800             800            800              800
  Transfer Agent Fees                      500              500             500            500              500
TOTAL OFFERING EXPENSES                 10,300           10,300          10,300         10,300           10,300
NET AFTER OFFERING EXPENSES              9,260           16,760          29,260         41,760           54,260

EXPENDITURES (1)
  Public Reporting Expenses             17,000           17,000          17,000         17,000           17,000
  Website Contractor (1)                 1,000            1,000           1,000          1,000            1,000
  Storyline development                                                   2,500          2,500            2,500
  Storyboard development                                                  2,500          2,500            2,500
  Stage sketches and development                                          3,500          3,500            3,500
  Character development                                                                  5,500            5,500
  DVD trailer production                                                                 7,000            7,000
  Press and investor materials                                                                           10,000
  Office & misc                                                           1,500          1,500            1,500
                                      --------         --------        --------       --------       ----------
                                        18,000           18,000          28,000         40,500           50,500

      Net remaining balance           $ (8,740)        $ (1,240)       $  1,260       $  1,260       $    3,760

----------
(1) We just recently completed the development and paid for our website prior to the date hereof. You may access it at www.isoftinternational.com

MILESTONES

Below is a brief description of our planned activities which we expect to commence immediately after the Offering is completed, assuming that we were able to sell 1,000,000 shares of our common stock.

MONTHS 1 TO 6 FOLLOWING COMPLETION OF THIS OFFERING

We are planning the following game development tasks:

     * Obtain quotes from companies to produce our DVD trailer, based on our budget, timeline and creative expectations.
     * Work with the successful contractor to complete a detailed storyline based on our COTP business & game development outline, which has already developed by our officer and director. We are budgeting $2,500 of this process. The outcome will encompass a detailed storyline, completed game elements, our unique game features, stylistic in-game movement patterns, and game development strategy. It will also detail how the game player will interact with the game, character feature sets, and the circumstances of why special character powers are deployed in the game.
     * On completion of the storyline, create a story board identifying each of the actions to be included in each frame of Storyline. This story board is a series of sketches showing each shot of the DVD Trailer. This is used to plot the sequence of the DVD. We are budgeting $2,500 for this milestone.
     * Identification of suitable COTP realm descriptions with our selected DVD Trailer Company. We plan to develop two major stage/realm descriptions, which will include detailed sketches of each realm. Sketches will include an overall introduction, landscape and terrain features. The process/outlines of sketch schematics includes:
          * Thumbnail Sketches: These are created first to confirm stylistic direction between our company and the contractor. The COTP realms will be thumbnail sketched first before moving on to more detailed sketching phase for all the realms
          * COTP Realm Sketches: Once we have reached agreement on stylistic attributes through creation of the thumbnail sketches, we will then work with the contractor to develop detailed sketches of all COTP realms incorporating textures, shapes and overall scale. This stage does not include character development.
          * COTP Realm Illustrations: Full Color schemes will be created and approved based on the sketches, for all COTP realms, incorporating both wide angle and close up views. These two angles will ultimately be showcased on the DVD Trailer.

We are budgeting $3,500 for creation, modifications and approval of all stage/realm descriptions and sketches.

We then plan to focus on character development, which will encompass in-game & character features. We will work closely with a creative development firm, which we will have to select. The major milestones include 2 phases:

     * Phase 1 character development. Develop 4 character descriptions, including character introduction, look, strengths, weaknesses, special effects/abilities. The development firm will then create two stylistic thumbnail sketch versions for our company.
     * Phase 2 will include detailed character sketches, which will incorporate textures, shapes, scale, and color schemes for the characters:

We are budgeting $5,500 for the third party costs for the creative development firm for character sketches and development.

MONTHS 6 TO 12 FOLLOWING COMPLETION OF THIS OFFERING

We plan to produce the DVD Trailer within 6-9 months of completion of the offering. The objective is to provide a visually engaging and dynamic representation through motion graphics and special effects to illustrate the key components and processes of the COTP game. We also believe the trailer will give us the equivalent of a beta and editing analysis of our proposed game, characters and realm development through critique by industry members, the financial community and our own website viewers. The process includes:

     * apply our character and realm illustrations to a stimulating and interesting visual presentation
     * describe the storyline with voice-overs in conjunction with the sketched visuals
     * describe the technical and organizational aspects of the planned COTP game through organizational charts, and still images

     * sound design and post-production optics with voiceovers. This step will require the selection of a "voice", preferably someone with radio or announcement experience. The audio file will then be uploaded into post-production editing suite, and timed accordingly with the character and realm movements in order that the audio (voice) storyline is accurately timed with the visual DVD. This is achieved with our creative development firm.

We are budgeting $7,000 for the production and completion of DVD Trailer. This will include all final renderings, and the upload to our website.

On completion of the DVD trailer, our Officer and Director will focus his efforts on securing suitable additional financing to complete development and promote our game. We currently estimate that we will require $10,000 for completion of this milestone. In conjunction with this task we plan to:

     *    Identify and present to financial/investment contacts
     * Create a "press package" including our trailer, Director Bio's, financing requirements and plan and the COTP Overview.
     * Upload the DVD trailer to our website and to our Facebook page and ensure we have sufficient bandwidth to manage streaming video (DVD) content for potential investors and interested viewers.
     * Create an "online community" button on our company website and facebook page for gaming enthusiasts to post their comments, and insights on our trailer and game concept.

Mr. Ayad is also planning to complete the following preliminary activities related to game development:

     * Develop job specifications for software programmers/concept developers/graphics specialist, 3D animators, tools designer, production specialist, artificial intelligence specialist and editors for game development.
     * Begin technical research on software elements within game engine - including all source codes and rendering parameters to ensure smooth in-game visuals for Game Title.
     * Develop preliminary plan for game modeling, lighting, texturizing, and interfacing.
     * Confirm all realms and characters to be used in the game. Modify realm/character attributes if required.
     * Pre-production game analysis and elements. This includes unique in-game features, quests, character & player abilities, in-game socials and virtual chat rooms, virtual merchandising identification.

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated within the next 12 months. There is no assurance we will ever reach that point.

RESULTS OF OPERATIONS

From the inception of our company on March 9, 2011 to March 31, 2011, our operating activities were limited to the incorporation of our company and the initial equity funding by our officer and director. For our first fiscal year ended March 31, 2011 we incurred a loss of $440. This loss includes $280 for the incorporation of our company and $160 for the acquisition of our isoftinternational.com domain and hosting costs. We believe we will continue to incur losses into the foreseeable future as we develop our business.

PURCHASE OR SALE OF EQUIPMENT

We have not purchased or sold any plants or significant equipment, and have no plans to do so over the next 12 months.

REVENUES

We did not generate any revenues from March 9, 2011 (inception) to March 31, 2011. We will not be in a position to generate revenues for at least 24 months. Future revenue generation is dependent on the successful development and launch of our game.

LIQUIDITY AND CAPITAL RESOURCES


Our cash balance at March 31, 2011 was $14,720 and accounts payable was $160. Our working capital balance was therefore $14,560. Historically, we have financed our cash flow and operations solely from the sale of $15,000 of common stock to our director. Of the $15,000 we raised, $280 was used to pay incorporation costs. Subsequent to our fiscal year end, we paid the $160 which was incurred prior to the period end for our domain and website hosting costs. Subsequent to our fiscal year end, we also incurred $1,000 for our website, $325 for operations and $9,060 for offering expenses. As of the date hereof, our cash and working capital balance is now $4,175.

We believe our current cash and working capital balance is only sufficient to cover our expenses for the next 3-4 months.. If we cannot raise any additional financing prior to the expiry of this timeframe, we will be forced to cease operations and our business will fail.

Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of $14,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, and to maintain our regulatory reporting and filings. Other than our planned offering, we currently have no arrangement in place to cover this shortfall.

In order to achieve our stated business plan goals, we require the funding from this offering. We are a development stage company and have generated no revenue to date. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.


Even if we are successful in raising all of the funding under this offering, we will still not be in a position to generate revenues or become profitable. We still must raise significant additional funding to continue with our business. The offering is only sufficient to enable us to develop our concept for use to raise these additional funds. We currently estimate that we will require a minimum of 24-30 months from the date hereof and $450-600,000 to complete the development of our COTP game and promote it commercially.

These funds will have to be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our concept and actual game are greater than we have budgeted. We will also require additional financing to sustain our business operations if we are ultimately not successful in earning revenues. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                  CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no changes in and/or disagreements with Silberstein Ungar, PLLC on accounting and financial disclosure matters.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                                                              Date First Elected
    Name          Position Held with the Company      Age        or Appointed
    ----          ------------------------------      ---        ------------

Mohamed Ayad        President, CEO Secretary           27         March 9, 2011
                    Treasurer and Director

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

MR. MOHAMED AYAD, SECRETARY TREASURER AND MEMBER OF THE BOARD OF DIRECTORS

Mr. Ayad has been serving as our President, CEO, Secretary Treasurer and a Director since March 9, 2011. The term of his office is for one year and is renewable on an annual basis.

He received his B.Sc in Computer Sciences and Management Information Systems from the MIS Department of the Egyptian Institute of Alexandria Egypt in 2006. From June 2008 to the date hereof he is a Technical Support Engineer for the Egypt Air Holding Company in Alexandria Egypt. He is responsible for the companies MIS and database systems used in its operations. Subsequent to his graduation in 2006, he acted as the website systems designer and coordinator for the Pharaoh Design Group in Alexandria. These experiences, qualifications and attributes have led to our conclusion that Mr. Ayad should be serving as a member of our Board of Directors in light of our business and structure.

He is currently devoting approximately 20 hours a week of his time to our company, and is planning to devote 40 hours per week if necessary during the next 12 months of operation.

He is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

COMMITTEES OF THE BOARD

We do not have an audit or compensation committee at this time.

FAMILY RELATIONSHIPS

None.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our sole director, executive officer and control person has not been involved in any of the following events during the past five years:

     1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
     3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
     4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

CONFLICT OF INTEREST

Our sole officer or director is not subject to a conflict of interest.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our sole officer from our date of incorporation on March 9, 2011 to March 31, 2011, our first completed fiscal year end.

SUMMARY COMPENSATION TABLE

                                                                                        Change in
                                                                                         Pension
                                                                                         Value &
                                                                          Non-Equity   Nonqualified
                                                                          Incentive     Deferred       All
  Name and                                                                   Plan        Compen-      Other
 Principal                                            Stock      Option    Compen-       sation       Compen-
  Position             Year   Salary($)  Bonus($)   Awards($)   Awards($)  sation($)    Earnings($)  sation($)  Totals($)
------------           ----   ---------  --------   ---------   ---------  ---------    -----------  ---------  ---------
Mohamed Ayad           2011       0         0           0           0          0             0           0          0
President, CEO
Secretary Treasurer

Since our date of incorporation to the date of this prospectus, our executive officer has not received and are not accruing any compensation. He anticipates this arrangement will remain in effect for the next 12 months. We have not entered into any employment or consulting agreements with our sole director and executive officer.

The following table sets forth information with respect to compensation paid by us to our director from our date of incorporation on March 9, 2011 to March 31, 2011, our first completed fiscal year end.

DIRECTOR COMPENSATION TABLE

                                                                     Change in
                                                                      Pension
                    Fees                                             Value and
                   Earned                           Non-Equity      Nonqualified     All
                     or                              Incentive        Deferred      Other
                   Paid in    Stock      Option        Plan         Compensation   Compen-
    Name           Cash($)   Awards($)  Awards($)  Compensation($)   Earnings($)   sation($)  Total($)
    ----           -------   ---------  ---------  ---------------   -----------   ---------  --------
Mohamed Ayad          0          0          0             0               0            0         0

All compensation received by our sole officer and director has been disclosed.

OPTION/SAR GRANTS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our sole officer and director.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans.

DIRECTORS COMPENSATION

We have no formal plan for compensating our director for his services in his capacity as director. Our director is entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of ISoft other than services ordinarily required of a director. Since inception to the date hereof, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following is a table detailing the current shareholders of ISoft owning 5% or more of the common stock, and shares owned by our directors and officers as August 1, 2011:

                                      Amount and      Amount and
                                       Nature of       Nature of
                                      Beneficial      Beneficial
                                       Ownership       Ownership
Title of    Name and Address of        Prior to      Subsequent to       Percent of Class
 Class       Beneficial Owner          Offering        Offering        Prior to Offering (2)
 -----       ----------------          --------        --------        --------------------
Common      Mohamed Ayad              5,000,000       5,000,000               100.00%
            1 Ahmed Kamal
            St.,Sidi Gaber
            Alexandria 21311,
            Egypt

Common      Directors and
            officers as a group (1)   5,000,000       5,000,000               100.00%


----------
1.   Represents beneficial ownership
2. Based on the total of 5,000,000 outstanding common shares as of the date hereof

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Ayad will not be paid for any underwriting services that they perform on our behalf with respect to this offering. He will not receive any interest on any funds that he may advance to us for expenses incurred prior to the offering being closed. Any funds that he may loan to our company will be repaid from the proceeds of the offering.

Mr. Ayad purchased 5,000,000 shares of our common stock for $0.003 per share. All of these shares are restricted securities, and are held by the sole officer and director of our Company. (See "Principal Stockholders".)

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Isoft International, Inc.
Carson City, Nevada

We have audited the accompanying balance sheet of Isoft International, Inc. (the "Company") as of March 31, 2011, and the related statements of operations, stockholder's deficit, and cash flows for the period from March 9, 2011 (Date of Inception) through March 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Isoft International, Inc. as of March 31, 2011 and the results of its operations and its cash flows for the period from March 9, 2011 (Date of Inception) through March 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Silberstein Ungar, PLLC
-----------------------------------
Bingham Farms, Michigan

May 18, 2011

                            ISOFT INTERNATIONAL INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                                                  March 31, 2011
                                                                  --------------
ASSETS

Current assets
  Cash and bank accounts                                             $ 14,720
                                                                     --------

      Total current assets                                             14,720
                                                                     --------

Total assets                                                         $ 14,720
                                                                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued liabilities                           $    160
                                                                     --------
      Total current liabilities                                           160
                                                                     --------
Stockholders' equity (Note 4,5)
  Authorized:
    75,000,000 common shares
    Par value $0.001
  Issued and outstanding:
    5,000,000 common shares                                             5,000
    Additional paid-in capital                                         10,000
    Deficit accumulated during the development stage                     (440)
                                                                     --------

Total stockholders' equity                                             14,560
                                                                     --------

Total liabilities and stockholders' equity                           $ 14,720
                                                                     ========


   The accompanying notes are an integral part of these financial statements.

                            ISOFT INTERNATIONAL INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                                                                 Date of
                                                             Incorporation on
                                                             March 9, 2011 to
                                                              March 31, 2011
                                                              --------------

REVENUE                                                        $        --

OPERATING EXPENSES
  General & administrative                                             160
  Organization                                                         280
                                                               -----------
  Loss before income taxes                                            (440)

Provision for income taxes                                              --
                                                               -----------

Net loss                                                       $      (440)
                                                               ===========

Basic and diluted loss per Common share                                 (1)
                                                               ===========

Weighted average number of common shares
 outstanding (Note 4)                                            5,000,000
                                                               ===========
----------
(1) less than $0.01


   The accompanying notes are an integral part of these financial statements.

                            ISOFT INTERNATIONAL INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                    Deficit
                                                                                  Accumulated
                                            Common Stock            Additional     During the       Total
                                      ------------------------       Paid in      Development    Stockholders'
                                      Shares            Amount       Capital         Stage          Equity
                                      ------            ------       -------         -----          ------
Inception, March 9, 2011                   --          $    --      $     --       $     --        $     --

Initial capitalization, sale of
 common stock to Director on
 March 9, 2011                      5,000,000            5,000        10,000             --          15,000

Net loss for the period                    --               --            --           (440)           (440)
                                    ---------          -------      --------       --------        --------

Balance March 31, 2011              5,000,000          $ 5,000      $ 10,000       $   (440)       $ 14,560
                                    =========          =======      ========       ========        ========


   The accompanying notes are an integral part of these financial statements.

                            ISOFT INTERNATIONAL INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                 Date of
                                                             Incorporation on
                                                             March 9, 2011 to
                                                              March 31, 2011
                                                              --------------
OPERATING ACTIVITIES
  Net loss for the period                                       $   (440)
  Adjustments To Reconcile Net Loss To Net
   Cash Used In Operating Activities

  Changes in operating assets and liabilities:
    Accounts payable                                                 160
                                                                --------
Net cash used for operating activities                              (280)

INVESTING ACTIVITIES

Net cash used for investing activities                                --

FINANCING ACTIVITIES
  Proceeds from issuance of common stock                          15,000
                                                                --------
Net cash provided by financing activities                         15,000

Increase in cash during the period                                14,720

Cash, beginning of the period                                         --
                                                                --------

Cash, end of the period                                         $ 14,720
                                                                ========

Supplemental disclosure with respect to cash flows:
  Cash paid for income taxes                                    $     --
                                                                ========

  Cash paid for interest                                        $     --
                                                                ========


   The accompanying notes are an integral part of these financial statements.

                            ISOFT INTERNATIONAL INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2011


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on March 9, 2011. The Company is devoting substantially all of its present efforts to establish a new business. It is considered a development stage company, and has had no revenues from operations to date.

Initial operations have included organization and capital formation. Management is planning to develop and then market an internet based, social media online video game to prospective users.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below. The company has adopted a March 31 fiscal year end.

ACCOUNTING BASIS

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises. In the opinion of management, all adjustments considered necessary for fair presentation have been included in the financial statements. All losses accumulated since inception has been considered as part of the Company's development stage activities.

EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

                            ISOFT INTERNATIONAL INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2011


NOTE 2. (continued)

CASH AND BANK ACCOUNTS

The Company's cash consists of funds deposited with its lawyer into the law firm's trust account.

FOREIGN CURRENCY TRANSLATION

The Company has adopted the US dollar as its functional and reporting currency because most of its transactions are denominated in US currency.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of March 31, 2011, the carrying value of accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

INCOME TAXES

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of the deferred tax assets, will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                            ISOFT INTERNATIONAL INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2011


NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has net losses for the period from inception to March 31, 2011 of $(440). The Company intends to fund its expenditures through equity financing arrangements, which may be insufficient to fund its proposed development expenditures, working capital and other cash requirements through the next fiscal year ending March 31, 2012.

The ability of the Company to emerge from the development stage is dependent upon the Company's successful efforts to raise sufficient capital for its business plans and then attaining profitable operations. In response to these issues, management has planned the following actions:

     - The Company is planning to file and clear a Registration Statement with the SEC to raise additional equity funds through a public offering.

     - Management is currently formulating plans to develop an internet based social media online video game to generate future revenues. There can be no assurances, however, that management's expectations of future revenues will be realized.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 75,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

                            ISOFT INTERNATIONAL INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2011


NOTE 4. (continued)

ISSUED AND OUTSTANDING

On March 9, 2011 (inception), the Company issued 5,000,000 common shares to its President, Secretary Treasurer and Director for cash of $15,000. See Note 5.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's officers and directors provide office space free of charge. They are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On March 9, 2011, the Company issued 5,000,000 shares of its common stock to its President, Secretary Treasurer and Director for cash of $15,000. See Note 4.

NOTE 6.  INCOME TAXES

Net deferred tax assets are $nil. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a 100% valuation allowance. Management believes it is likely that any deferred tax assets will not be realized.

The Company has a net operating loss carry forward of approximately $440 which will expire by March 31, 2031.

NOTE 7. RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

                            ISOFT INTERNATIONAL INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 2011


NOTE 9. SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31, 2011 to May 18, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note that all costs are currently estimates.

                    Expenditure Item                       Amount
                    ----------------                       ------

              Legal Review and Opinion                    $ 3,500
              Audit and review Fees                         5,500
              Edgar conversion fees and printing              800
              Transfer agent                                  500
                                                          -------
              TOTAL                                       $10,300
                                                          =======

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of ISoft allow for the indemnification of our officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

  2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;
     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or
     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Impact Explorations, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

                     RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one occasion.

On March 9, 2011 Mr. Mohamed Ayad, our sole officer and Director, purchased 5,000,000 shares of our common stock for $0.003 per share or an aggregate of $15,000. No underwriters were used, and no commissions or other remuneration was paid except to ISoft. The securities were sold in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. Mr. Ayad is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by ISoft, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933. The shares continue to be subject to Rule 144 of the Securities Act of 1933.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    Number                     Description
    ------                     -----------

      3.1            Articles of Incorporation (1)
      3.2            Bylaws (1)
      5.1            Legal Opinion & Consent of Attorney (2)
     23.1            Consent of Independent Auditor (2)

----------
(1) Incorporated by reference to Form S-1 (File No. 333-174443), filed with the SEC on May 24, 2011.
(2)  Incorporated   by  reference  to  Form  S-1   Amendment  No.  1  (File  No.
     333-174443), filed with the SEC on July 12, 2011.


                                  UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     ii. To reflect in the prospectus any facts or events arising after The effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     i.   If the registrant is relying on Rule 430B (230.430B of this chapter):

          A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          B.   Each prospectus  required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be Part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1, as amended, and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Alexandria, Egypt on August 3, 2011.



/s/ Mohamed Ayad
-----------------------------------
Mohamed Ayad
President, CEO Secretary/Treasurer,
Principal Executive, Financial and
Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/ Mohamed Ayad                                            August 3, 2011
-----------------------------------
Mohamed Ayad
Director
Principal Executive, Financial and
Accounting Officer